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                                        EXHIBIT  23


Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus of Archer-Daniels-Midland Company for the registration of 4,000,000 shares of its common stock pertaining to the Archer-Daniels-Midland Company 1996 Stock Option Plan of our report dated July 31, 1997 with respect to the consolidated financial statements of Archer-Daniels-Midland Company incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

                              ERNST & YOUNG LLP


Minneapolis, Minnesota
April 28, 1998

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